UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2026

SHARPS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41355	82-3751728
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Suite 124,

Melville, NY 11747

(Address of principal executive office) (Zip Code)

(631) 574-4436

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	STSS	Nasdaq Capital Market
Common Stock Purchase Warrants	STSSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth in Items 5.02 is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026 Sharps Technology, Inc. (the “Company”) entered into a fee agreement with DLA, LLC (“DLA”), pursuant to which the Company appointed Arthur Levine as interim Chief Financial Officer of the Company for an initial term of three months, effective February 17, 2026, which may be extended at the sole discretion of the Company. The Company shall pay $450 per hour to DLA for Mr. Levine’s services.

Mr. Levine, age 68, has provided fractional and interim consulting services from 2023 to 2026 to companies in various industries at various stages of growth. From March 2021 to July 2023, Mr. Levine served as the Chief Financial Officer of NextNRG, Inc (f.k.a EzFill Holdings) (NASDAQ: NXXT) a mobile fueling company. From 2014 to 2020, Mr. Levine served as the Chief Financial Officer of Sensus Healthcare (NASDAQ: SRTS), a medical device company. Mr. Levine received his Bachelor of Science degree from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

In accordance with the Company’s customary practice, on February 21, 2026 the Company entered into its standard form of indemnification agreement, effective February 17, 2026, with Mr. Levine, which requires the Company to indemnify Mr. Levine against certain liabilities that may arise as result of his status or service as the interim Chief Financial Officer.

There are no arrangements or understandings between the Company and Mr. Levine pursuant to which Mr. Levine was appointed and there is no family relationship between or among any director or executive officer of the Company or Mr. Levine. There are no transactions, to which the Company is or was a participant and in which Mr. Levine has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Paul Danner, Executive Chairman and Principal Executive Officer, will serve as the Company’s Principal Financial Officer. The Company has initiated its search for a Chief Financial Officer. The Company expects to retain the services of Mr. Levine until such time its search for a permanent replacement Chief Financial Officer is successfully concluded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sharps Technology, Inc.

Dated: February 23, 2026	By:	/s/ Paul K. Danner
	Name:	Paul K. Danner
	Title:	Principal Executive Officer